UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

LEVEL 3 COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35134	47-0210602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 Eldorado Blvd.

Broomfield, Colorado 80021

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Level 3 Communications, Inc. (the “Company”) held a special meeting of stockholders on October 28, 2014 (the “Special Meeting”).  At the Special Meeting, stockholders present in person or by proxy voted on the matters described below.  The votes noted below are the final voting results.

There were 238,340,763 shares of the Company’s common stock entitled to vote at the Special Meeting and a total of 217,523,182 shares (91.27%) were represented at the meeting in person or by proxy.

1.              To approve the issuance of shares of the Company’s common stock (the “Stock Issuance Proposal”), par value $.01 per share, to tw telecom inc. (“tw telecom”) stockholders as contemplated by the Agreement and Plan of Merger, dated as of June 15, 2014, by and among tw telecom, the Company, Saturn Merger Sub 1, LLC, and Saturn Merger Sub 2, LLC (the “Merger Agreement”).

Votes For	Votes Against	Abstentions	Broker Non- Votes
196,941,114	182,481	444,408	19,955,179

2.              To approve the adoption of an amendment to the Company’s Restated Certificate of Incorporation increasing to 433,333,333 the number of authorized shares of the Company’s common stock (the “Charter Amendment Proposal”), par value $.01 per share, as contemplated by the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non- Votes
216,162,985	548,607	811,590	0

3.              To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes to approve the foregoing proposals.

Votes For	Votes Against	Abstentions	Broker Non- Votes
211,538,934	5,570,529	413,719	0

Item 8.01.  Other Events.

On October 28, 2014, the Company and tw telecom issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of the tw telecom stockholders, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Joint Press Release of Level 3 Communications, Inc. and tw telecom inc., dated October 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL 3 COMMUNICATIONS, INC.

Dated: October 28, 2014	By:	/s/ Neil J. Eckstein
Name: Neil J. Eckstein
Title: Senior Vice President, Assistant General Counsel

Exhibit Index

Exhibit	Description

99.1	Join Press Release of Level 3 Communications, Inc. and tw telecom inc., dated October 28, 2014.